___________________________________________________________________________

STOCK AND NOTES PURCHASE AGREEMENT

by and among

China Recycling Energy Corporation

Sifang Holdings Co., Ltd.

Shanghai TCH Energy Technology Co., Ltd.

and

Carlyle Asia Growth Partners III, L.P.

CAGP III Co-Investment, L.P.

November 16, 2007

___________________________________________________________________________

TABLE ON CONTENTS
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TABLE ON CONTENTS
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TABLE ON CONTENTS
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TABLE ON CONTENTS
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		Page

11.10	Amendments and Waivers	36
11.11	No Waiver	36
11.12	Rights Cumulative	36
11.13	Delays or Omissions	36
11.14	No Presumption	36
11.15	Headings and Subtitles; Interpretation	36
11.16	Counterparts	37
11.17	No Commitment for Additional Financing	37
11.18	Entire Agreement	37

Exhibits

Exhibit A	Form of First Note
Exhibit B	Form of Second Note
Exhibit C	Form of Shareholders Agreement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Share Pledge Agreement
Exhibit F-1	Form of Company PRC Counsel Opinion
Exhibit F-2	Form of Company Nevada Counsel Opinion
Exhibit F-3	Form of Company Counsel Opinion
Exhibit G	Allocation

v

STOCK AND NOTES PURCHASE AGREEMENT

This STOCK AND NOTES PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 16, 2007 (the “Effective Date”), by and among China Recycling Energy Corporation, a Nevada corporation (the “Company”), Sifang Holdings Co., Ltd., a company organized under the Laws of the Cayman Islands (“Sifang”), Shanghai TCH Energy Technology Co., Ltd., a wholly-foreign-owned enterprise organized under the Laws of the People’s Republic of China (“TCH” and together with the Company and Sifang, the “Company Group”), and Carlyle Asia Growth Partners III, L.P., a limited partnership organized under the Laws of the Cayman Islands (“CAGP”), and CAGP III Co-Investment, L.P., a limited partnership organized under the Laws of the Cayman Islands (together with CAGP, each, an “Investor” and collectively, the “Investors”).  Each of the Company, Sifang, TCH and the Investors is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

The Company proposes to issue, and the Investors proposes to purchase, (i) a senior secured convertible note in the principal amount of $5,000,000, substantially in the form attached hereto as Exhibit A (the “First Note”), (ii) 4,066,706 shares (the “Shares”) of common stock, US$0.001 par value, of the Company (the “Common Stock”), and (iii) a senior secured convertible note in the principal amount of $15,000,000, substantially in the form attached hereto as Exhibit B (the “Second Note”), pursuant to the terms and subject to the conditions of this Agreement. The First Note and Second Note are sometimes referred to as the “Notes”.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.

Definitions.  The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Arbitration Notice” has the meaning set forth in Section 11.6(b) hereof.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in New York, USA.

“Business Plan” has the meaning set forth in Section 5.10 hereof.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” has the meaning set forth in Section 3.9 hereof.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” is defined in the Recitals.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company Group” has the meaning set forth in the Preamble of this Agreement.

“Confidential Information” has the meaning set forth in Section 9.1 hereof.

“Contract” means, as to any Person, any provision of any security issued by such Person or any oral or written contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Shares” means shares of Common Stock issuable upon conversion of the Notes.

“Disclosing Party” has the meaning set forth in Section 9.1(c) hereof.

“Disclosure Schedule” has the meaning set forth in Section 3 hereof.

“Dispute” has the meaning set forth in Section 11.6(a) hereof.

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“Environmental Laws” has the meaning set forth in Section 3.18 hereof.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Financial Statements” has the meaning set forth in Section 3.10 hereof.

“First Note” has the meaning set forth in the Recitals.

“First Note Purchase Price” has the meaning set forth in Section 2.1 hereof.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the U.S., Cayman Islands, PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“HKIAC” has the meaning set forth in Section 11.6(c) hereof.

“Indebtedness” shall mean (i) indebtedness for borrowed money, including indebtedness evidenced by a note, bond, debenture or similar instrument, and any guarantees, endorsements or keep-well obligations or other contingent obligations in respect thereof, (ii) obligations to pay rent or other amounts under any lease of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet under U.S. GAAP, but excluding leases of capital equipment entered into in the ordinary course of business not deemed material under U.S. GAAP in the applicable Person’s financial statements, in each case consistent with past practice, or (iii) obligations in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person.

“Indemnifiable Loss” means, with respect to any Person, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature.  Notwithstanding anything to the contrary provided in the preceding sentence, “Indemnifiable Loss” shall include, but shall not be limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person and (ii) any Taxes that may be payable by such Person by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification.

“Indemnified Party” has the meaning set forth in Section 11.3(b) hereof.

“Indemnifying Party” has the meaning set forth in Section 11.3(b) hereof.

“Initial Closing” has the meaning set forth in Section 2.2 hereof.

“Investor(s)” has the meaning set forth in the Preamble of this Agreement.

“Intellectual Property” means all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, processes, compositions of matter, formulas, designs, inventions, proprietary rights, know-how and any other confidential or proprietary information owned or otherwise used by the Company Group.

“Key Employee” means, with respect to any Person, the president, chief executive officer, the chief financial officer, the chief operating officer, the chief technical officer, the chief sales and marketing officer, the general manager, any other manager with the title of “vice-president” or higher or any other employee with responsibilities similar to any of the foregoing, of such Person.  For purposes of this Agreement, “Key Employee” includes any current Key Employee of Yingfeng who will be executing an employment agreement with TCH as contemplated by this Agreement.

“Knowledge” means, with respect to any Person, the actual knowledge of such Person and that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including but not limited to due inquiry of all officers, directors, employees, consultants and professional advisers (including attorneys, accountants and auditors) of the Person and of its Affiliates who could reasonably be expected to have knowledge of the matters in question.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Liabilities” means, with respect to any Person, all liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge or other restriction or limitation.

“Management Incentive Plan” means that certain management incentive plan established by the Company.

“Management Stock Option” means any option to purchase Common Stock granted under the Management Incentive Plan.

“Material Adverse Effect” means with respect to any Person, any event, occurrence, fact, condition, change or development that (i) has or is reasonably like to have a material adverse effect on the operations, results of operations, financial condition, prospects, assets or liabilities of such Person, or (ii) materially impairs or is reasonably likely to materially impair the ability to perform the material obligations of such Person hereunder or under any Transaction Document or any Material Contract of such Person, as applicable.  In the case of any member of the Company Group, any Material Adverse Effect with respect to such member of the Company Group shall be deemed to constitute a Material Adverse Effect with respect to all of the members of the Company Group.

“Material Contracts” has the meaning set forth in Section 3.14(i) hereof.

“Notes” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble of this Agreement.

“Permitted Liens” means (i) Liens for taxes not yet delinquent or the validity of which are being contested and (ii) Liens incurred in the ordinary course of business, which (x) do not in the aggregate materially detract from the value of the assets that are subject to such Liens and (y) were not incurred in connection with the borrowing of money.

“Permits” has the meaning set forth in Section 3.19(b) hereof.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Principal Shareholders” means the shareholders of the Company party to the Shareholders Agreement.

“Project Contracts” means contracts, memoranda of understanding, term sheets or bids for contracts relating to the provision of energy saving and recycling products, systems and services (such as TRT, CHPG, GTPG, and CGGE), including the design, construction, installation, operation, leasing and/or sale of such products, systems or services.

 “Purchased Securities” has the meaning set forth in Section 3.27 hereof.

“Qualified Accounting Firm” has the meaning set forth in Section 5.5(b) hereof.

“Registration Rights Agreement” ” means the Registration Rights Agreement entered into by the Company and the Investors on the date hereof, in the form attached hereto as Exhibit D.

“Related Party” has the meaning set forth in Section 3.21 hereof.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.11(a) hereof.

“Second Closing” has the meaning set forth in Section 2.2 hereof.

“Second Note Purchase Price” has the meaning set forth in Section 2.1 hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Shareholders Agreement” means the Shareholders Agreement entered into by and among the parties thereto as of the date hereof, in the form attached hereto as Exhibit C.

“Share Pledge Agreement” means the Share Pledge Agreement entered into by the Principal Shareholders and the Investors on the date hereof, in the form attached hereto as Exhibit E.

“Shares” has the meaning set forth in the Recitals.

“Shares Purchase Price” has the meaning set forth in Section 2.1 hereof.

“Social Insurance” has the meaning set forth in Section 3.23 hereof.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital.

“Tax” means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Governmental Authority, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Liabilities incurred in connection with the determination, settlement or litigation of any Liabilities arising therefrom.

“Tax Return” means any tax return, declaration, report, estimate, claim for refund, claim for extension, information return, or statement relating to any Tax, including any schedule or attachment thereto.

“Transaction Documents” means this Agreement, the Shareholders Agreement, the  Registration Rights Agreement and the Share Pledge Agreement, and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“U.S. GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis.

“US$” means United States dollars, the lawful currency of the United States.

“Yingfeng Contract” has the meaning set forth in Section 3.16(a) hereof.

“Zheng Transactions” means the transactions contemplated by that certain Asset Transfers and Share Issuance Agreement and Common Stock Purchase Agreement by and between the Company and Hanqiao Zheng, each dated as of November 14, 2007.

2.

Purchase and Sale.

2.1

Sale and Issuance of the Shares and the Notes.  Subject to the terms and conditions of this Agreement:

(a)

at the Initial Closing (as defined below), the Company will issue and sell to the Investors, and the Investors will purchase from the Company, the First Note, for an aggregate purchase price of US$5,000,000 (the “First Note Purchase Price”).  The First Note will be secured by a perfected first priority Lien on 50% of all of the equity interests of the pledgor under the Share Pledge Agreement.

(b)

at the Second Closing (as defined below), the Company will issue and sell to the Investors, and the Investors will subscribe for and purchase, the Shares, for an aggregate purchase price of US$5,002,048.38 (the “Share Purchase Price”); and

(c)

at the Third Closing (as defined below), the Company will issue and sell to the Investors, and the Investors will purchase from the Company, the Second Note, for an aggregate purchase price of US$15,000,000 (the “Second Note Purchase Price”).  The Second Note will be secured by a perfected first priority Lien (pari passu with the First Note) on 50% of all of the equity interests of the pledgor under the Share Pledge Agreement.

2.2

Closings.

(a)

Initial Closing.  The consummation of the sale and issuance of First Note pursuant to Section 2.1(a) (the “Initial Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable after all closing conditions specified in Section 6 hereof have been waived or satisfied in accordance thereto, or at such time and place as the Company and the Investors shall mutually agree upon, orally or in writing.  If at the Initial Closing any of the closing conditions specified in Section 6 of this Agreement shall not have been fulfilled, the Investors shall, at their election, be relieved of all of their obligations under this Agreement without thereby waiving any other right such the Investors may have by reason of such failure or such non-fulfillment.  At the Initial Closing, the Company shall deliver to the Investors the First Note, duly executed, and the Investors shall pay the First Note Purchase Price within 10 days of the Initial Closing, by check or wire transfer to a bank account designated in writing by the Company prior to the Initial Closing.

(b)

Second Closing.  The consummation of the sale and issuance of the Shares pursuant to Section 2.1(b) (the “Second Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable after all closing conditions specified in Section 6 and Section 7 hereof have been waived or satisfied in accordance thereto, or at such time and place as the Company and the Investors shall mutually agree upon, orally or in writing.  If at the Second Closing any of the closing conditions specified in Section 6 and Section 7 of this Agreement shall not have been fulfilled, the Investors shall, at their election, be relieved of all of their further obligations under this Agreement without thereby waiving any other right such Investors may have by reason of such failure or such non-fulfillment.  At the Second Closing, the Company shall deliver to the Investors  a certificate or certificates representing the Shares (or through its share transfer agent as applicable), and the Investors shall pay the Share Purchase Price within 10 days of the Initial Closing, by check or wire transfer to a bank account designated in writing by the Company prior to the Second Closing.  The Shares shall be allocated among each Investor in accordance with Exhibit G hereto.

(c)

Third Closing.  The consummation of the sale and issuance of the Second Note pursuant to Section 2.2(c) (the “Third Closing”; for purposes of this Agreement, any reference to a “Closing” shall mean any of the Initial Closing, the Second Closing or the Third Closing, as the context requires) shall take place remotely via the exchange of documents and signatures as soon as practicable after all closing conditions specified in Section 6,  Section 7,  and Section 8 hereof have been waived or satisfied in accordance thereto, or at such time and place as the Company and the Investors shall mutually agree upon, orally or in writing.  If at the Third Closing any of the closing conditions specified in Section 6,  Section 7,  and Section 8 of this Agreement shall not have been fulfilled, the Investors shall, at their election, be relieved of all of their further obligations under this Agreement without thereby waiving any other right such Investors may have by reason of such failure or such non-fulfillment.  At the Third Closing, the Company shall deliver to the Investors the Second Note, duly executed, and the Investors shall pay the Second Note Purchase Price within 10 days of the Second Closing, by check or wire transfer to a bank account designated in writing by the Company prior to the Third Closing.

2.3

Use of Proceeds.  The proceeds from the First Note Purchase Price, Share Purchase Price,  and the Second Note Purchase Price shall be used by the Company to fund the capital investments required under its Business Plan and for its other working capital needs.

3.

Representations and Warranties of the Company Group.  Subject to such exceptions as may be specifically set forth in the disclosure schedule attached to this Agreement (the “Disclosure Schedule”), each member of the Company Group, jointly and severally, represents and warrants to the Investors that each of the statements contained in this Section 3 are true, complete and not misleading as of the date of this Agreement, and each of such statements shall be true, complete and not misleading on and as of the date of each Closing, with the same effect as if made on and as of the date of such Closing.

3.1

Organization, Good Standing and Qualification.  Each member of the Company Group is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.  Each member of the Company Group has all requisite legal and corporate power and authority to carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction in which it conducts and proposes to conduct business.

3.2

Capitalization and Voting Rights.

(a)

As of the date of this Agreement, the authorized capital of the Company consists of 100,000,000 shares of Common Stock, of which (i) 17,147,268 shares of Common Stock are currently issued and outstanding, (ii) no shares of Common Stock are subject to options, and (iii) there are no other capital stock issued or authorized.

(b)

After giving effect to the Zheng Transactions and the adoption of the Management Incentive Plan, and as of the date of this Agreement, the authorized capital of the Company consists of, 100,000,000 shares of Common Stock, of which (i) 28,293,348 shares of Common Stock are issued and outstanding, (ii) 3,000,000 shares of Common Stock are subject to Management Stock Options under the Management Incentive Plan, and (iii) there are no other capital stock issued or authorized.

(c)

Other than the Management Incentive Plan, there are no outstanding (i) options, warrants or other rights to purchase from any member of the Company Group, (ii) agreements, contracts, arrangements or other obligations of the Company Group to issue, or (ii) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (i) through (iii), shares of capital stock of, or other ownership or equity interests in, the Company or any member of the Company Group.  Except as otherwise expressly contemplated by the Transaction Documents, no member of the Company Group is a party or subject to any agreement or understanding that affects or relates to (x) the voting or giving of written consents with respect to any security of any member of the Company Group (including, without limitation, any voting agreements, voting trust agreements, shareholder agreements or similar agreements) or the voting by a director of any member of the Company Group or (y) the sale, transfer or other disposition with respect to any security of any member of the Company Group.

(d)

All share capital of each member of the Company Group has been duly and validly issued (or subscribed for), fully paid and non-assessable and are free of Liens and any restrictions on transfer (except for any restrictions on transfer under applicable securities Law or as expressly contemplated under the Transaction Documents) and have been issued in compliance with the requirements of all applicable securities Laws and regulations, including, to the extent applicable, the Securities Act.  No share capital of any member of the Company Group was issued or subscribed to in violation of the preemptive rights of any Person, terms of any agreement or any Laws, by which each such Person at the time of issuance or subscription was bound.  There are no (i) resolutions pending to increase the share capital of any member of the Company Group; (ii) outstanding options, warrants, proxy, agreements, pre-emptive rights or other rights relating to the share capital of any member of the Company Group, other than as contemplated by this Agreement; (iii) outstanding Contracts or other agreements under which any member of the Company Group or any other Person purchases or may purchase or otherwise acquires or may acquire, any interest in the share capital of any member of the Company Group; (iv) dividends which have accrued or been declared but are unpaid by any member of the Company Group; or (v) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any member of the Company Group.

(e)

Except as provided in the Registration Rights Agreement, no member of the Company Group has granted or agreed to grant any Person any registration rights (including piggyback registration rights) with respect to any of their securities.

3.3

Corporate Structure; Subsidiaries and Related Entities.

(a)

Schedule 3.3(a) of the Disclosure Schedule contains complete and correct lists of each Person in which the Company owns, directly or indirectly, any capital stock or similar equity interests, showing, as to each such Person, the legal name thereof, the jurisdiction of its organization, and the number and percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.  Except otherwise disclosed in Schedule 3.3(a) of the Disclosure Schedule, no member of the Company Group owns or Controls, directly or indirectly, any interest in any other Person, other than members of the Company Group, as applicable, or is a participant in any joint venture, partnership or similar arrangement except for its interest and/or relationship with Xi’an Yingfeng Science and Techology Co., Ltd. (“Yingfeng”).

(b)

Schedule 3.3(b) of the Disclosure Schedule sets forth, as to Yingfeng, its  legal name, the jurisdiction of its organization, and the number and percentage of shares of each class of its capital stock or similar equity interests outstanding owned by any shareholder, officer or director or employee of the Company or any of its Subsidiaries.

(c)

The constitutional documents and certificates of TCH are valid and have been duly approved or registered (as applicable) by competent PRC Governmental Authorities.

(d)

No Subsidiary is a party to, or otherwise subject to any legal or regulatory restriction or any agreement (other than this Agreement) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

3.4

Authorization.  Each member of the Company Group has all requisite legal and corporate power, and has taken all corporate action on the part of such Person, its officers, directors and shareholders as may be necessary for the authorization, execution and delivery of this Agreement and each of the Transaction Documents to which it is a party and the performance of all obligations of such Person hereunder and thereunder.  The authorization, issuance (or reservation for issuance), sale and delivery of the Shares and Notes being sold hereunder, and the Conversion Shares issuable upon conversion of the Notes, has been taken or will be taken prior to the applicable Closing, and this Agreement, each of the Transaction Documents to which each member of the Company Group is a party, when executed and delivered by such Person, will constitute the valid and legally binding obligation of such Person, enforceable against such Person in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.  The issuance of any Shares or Conversion Shares is not subject to any preemptive rights or rights of first refusal, or if any such preemptive rights or rights of first refusal exist, waiver of such rights has been obtained from the holders thereof.

3.5

Valid Issuance of Shares, Notes and Conversion Shares.

(a)

The Shares that are being purchased by or issued to the Investors hereunder, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws and under the Shareholders Agreement).

(b)

The Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth herein, will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.  The Notes will be issued in compliance with applicable state and federal securities laws.

(c)

The conversion rights attached to the Notes, when the Notes are issued, will provide for the right to convert to such number of shares of Common Stock as provided thereunder.  The Conversion Shares have been duly and validly authorized for issuance by the Company, and when issued pursuant to the terms of the Notes, will be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights, free from all taxes, Liens, and restrictions on transfer other than as imposed under any applicable securities Law or as expressly contemplated by the Transaction Documents.

(d)

Except as expressly contemplated by the Transaction Documents, the Shares, Notes and Conversion Shares are not subject to any preemptive rights, rights of first refusal or other similar rights.

3.6

Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company Group is required in connection with the valid execution, delivery and consummation of the transactions contemplated by this Agreement or the Transaction Documents or the offer, sale, issuance or reservation for issuance of the Shares, the Notes and the Conversion Shares.

3.7

Broker.  The Company does not have any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents and the Company has incurred no liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transactions Documents or the consummation of the transactions contemplated therein.

3.8

Tax Matters.

(a)

Except as set forth in Schedule 3.8(a) of the Disclosure Schedule, each member of the Company Group (i) has timely filed all Tax Returns that are required to have been filed by it with any Governmental Authority, (ii) has timely paid all Taxes owed by it which are due and payable or withheld and remitted to the appropriate Governmental Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party, and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than, in the case of clauses (1) and (ii), unpaid taxes that are in contest with tax authorities by any member of the Company Group in good faith or nonmaterial in amount.

(b)

Each Tax Return referred to in paragraph (a) above was properly prepared in compliance with applicable Law and was (and will be) true, correct and complete in all material respects.  None of such Tax Returns contains a statement that is false or misleading in any material respect or omits any matter that is required to be included or without which the statement would be false or misleading in any material respect.  No reporting position was taken on any such Tax Return which has not been disclosed to the appropriate tax authority or in such Tax Return, as may be required by Law.  All records relating to such Tax Returns or to the preparation thereof required by applicable Law to be maintained by applicable member of the Company Group have been duly maintained.

(c)

The assessment of any additional Taxes with respect to the applicable member of the Company Group for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements (as defined below), and except as disclosed in Schedule 3.8(c) of the Disclosure Schedule, there are no material unresolved questions or claims concerning any Tax Liability of any member of the Company Group.  There is no pending dispute with, or notice from, any taxing authority relating to any of the Tax Returns filed by any member of the Company Group which, if determined adversely to such member, would result in the assertion by any taxing authority of any valid deficiency in a material amount for Taxes, and to the Knowledge of the applicable member of the Company Group, there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of each member of the Company.  No member of the Company Group has been the subject of any examination or investigation by any tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any tax authority relating to the conduct of its business or the payment of withholding of Taxes.  No member of the Company Group is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise.

(d)

No member of the Company Group expects to become, as a result of the transactions contemplated hereby and by each of the other Transaction Documents a CFC.  No member of the Company Group anticipates that it will become a PFIC or CFC for the current taxable year or any future taxable year.

(e)

The Company is treated as a corporation for U.S. federal income tax purposes.

3.9

Constitutional Documents; Books and Records.  The articles of incorporation, memorandum of association, bylaws and other similar constitutional documents (the “Charter Documents”) of each member of the Company Group are in the form previously provided to the Investors.  Each member of the Company Group maintains in all material respects its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements (as defined below) to be prepared in accordance with U.S. GAAP.

3.10

Financial Statements; Undisclosed Liabilities.

(a)

Schedule 3.10(a) of the Disclosure Schedule sets forth, and the Company has delivered to the Investors, (i) the audited consolidated balance sheet, and consolidated statements of operations and cash flows of the Company Group for the year ended December 31, 2006, (ii) the unaudited monthly financial statements of TCH for the nine (9)-month period ended September 30, 2007, and (iii) quarterly financial statements of the remaining members of the Company Group for the nine (9)-month period ended September 30, 2007 (collectively, the financial statements referred to in clauses (i) and (ii), the “Financial Statements”).  The Financial Statements are (x) complete and correct in all material respects and present fairly the financial condition and position of the Company Group as of their respective dates, in each case except as disclosed therein and except, in the case of unaudited interim financial statements, for the absence of notes and to normal, immaterial, year-end audit adjustments, and (y) prepared in accordance with U.S. GAAP.

(b)

Except as disclosed is Schedule 3.10(b) of the Disclosure Schedule, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) liabilities set forth in the Financial Statements, and (ii) trade or business liabilities incurred in the ordinary course of business since the period covered by the Financial Statements and which do not exceed US$100,000 in the aggregate.

3.11

SEC Reports and OTC Requirements.

(a)

The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Securities Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, as of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as to the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Securities Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  All other financial, statistical, and market and industry-related data included in the SEC Reports are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(b)

The Company has not, in the 12 months preceding the date hereof, received notice from the OTC on which the Common Stock has been traded to the effect that the Company is not in compliance with the OTC requirements.  The Company is, and upon consummation of the transactions contemplated hereby expects to be, in compliance with all of the OTC listing requirements.

3.12

Internal Controls.  Each member of the Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

3.13

Changes.  Since December 31, 2006 and except as disclosed in any SEC Report or as contemplated by this Agreement, there has not been:

(a)

any material change in the assets, liabilities, financial condition or operations of the Company Group from that reflected in the Financial Statements;

(b)

any waiver by a member of the Company Group of a valuable right or of a debt owed to it;

(c)

any incurrence of or commitment to incur any indebtedness for money borrowed;

(d)

any resignation or termination of any Key Employee of any member of the Company Group, and to the Knowledge of Company Group, no such employee intends to resign and no member of the Company Group intends to termination the employment of any such employee;

(e)

any satisfaction or discharge of any Lien or payment of any obligation by the Company Group, except in the ordinary course of business and that is not material to the assets, properties, financial condition, or operation of such entities (as such business is presently conducted);

(f)

any change, amendment to or termination of a material contract or arrangement by which any member of the Company Group or any of its assets or properties is bound or subject;

(g)

any change in any compensation arrangement or agreement with any Key Employee of any member of the Company Group;

(h)

any sale, assignment, exclusive license, or transfer of any Intellectual Property of any member of the Company Group;

(i)

any mortgage, pledge, transfer of a security interest in, or lien, created by any member of the Company Group, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

(j)

any loan or advance to, guarantee for the benefit of, or investment in, any Person (including but not limited to any of the employees, officers or directors, or any members of their immediate families, of any member of the Company Group), corporation, partnership, joint venture or other entity;

(k)

any declaration, setting aside or payment or other distribution in respect of any member of the Company Group’s capital shares, or any direct or indirect redemption, purchase or other acquisition of any of such shares by any member of the Company Group (including without limitation, any warrants, options or other rights to acquire capital stock or other equity securities);

(l)

any failure to conduct business in the ordinary course, consistent with the past practices of any member of the Company Group;

(m)

any damage, destruction or loss, whether or not covered by insurance, adversely affecting the assets, properties, financial condition, operation or business of any member of the Company Group;

(n)

receipt of notice that there has been a loss of, or order cancellation by, any major customer of any member of the Company Group;

(o)

made capital expenditures or commitments therefor that aggregate in excess of US$100,000;

(p)

any other event or condition of any character which individually or in the aggregate might materially and adversely affect the assets, properties, financial condition, operating results or business of any member of the Company Group; or

(q)

any agreement or commitment by any member of the Company Group to do any of the things described in this Section 3.13.

3.14

Litigation.  There is no action, suit, investigation or other court, regulatory or other proceeding pending or to the Knowledge of the Company Group, currently threatened against any member of the Company Group or their respective assets, businesses or proposed business activities, nor is there any basis for any of the foregoing.  The foregoing shall include but not be limited to any action, suit, or other court, regulatory or other proceeding involving the prior employment of any of employees of the members of the Company Group, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.  There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company Group, threatened against any Key Employee or director of any member of the Company Group in connection with their respective relationship with such entity.  There is no judgment, decree or order of any court or Governmental Authority in effect and binding on any member of the Company Group or their respective assets or properties.  There is no court action, suit, proceeding or investigation by any member of the Company Group which such Person intends to initiate against any third party.  No Government Authority has at any time materially challenged or questioned in writing the legal right of any member of the Company Group to conduct its business as presently being conducted or proposed to be conducted.  No member of the Company Group has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

3.15

Indebtedness.  All Indebtedness represented by the Notes is being incurred for proper purposes and in good faith.  Based on the financial condition of the Company as of the First Closing in respect of the First Note (and, as of the Third Closing in respect of the Second Note), after giving effect to the receipt by the Company of the proceeds from the sale of the First Note or Second Note, as applicable, (a) the fair saleable value of the Company Group’s assets taken as a whole exceeds the amount that will be required to be paid on or in respect of the Company Group’s existing debts and other liabilities (including contingent liabilities) as they mature; (b) the present fair saleable value of the assets of the Company Group taken as a whole is greater than the amount that will be required to pay the probable liabilities of the Company Group on their respective debt as they become absolute and mature, and (c) the Company Group taken as a whole are able to realize upon their assets and pay their debt and other liabilities  (including contingent obligations) as they mature; (d) the Company Group’s assets taken as a whole do not constitute unreasonably small capital to carry on their respective businesses as now conducted and as proposed to be conducted including their respective capital needs taking into account the particular capital requirements of the business conducted by the Company Group, and projected capital requirements and capital availability thereof; and (e) the current cash flow of each of member of the Company Group, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  No member of the Company Group intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  No member of the Company Group is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such member of the Company Group, or any other agreement (including, but not limited to, its Charter Documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness by such member of the Company Group.  The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  None of the Company Group is, or has reason to believe it is likely to be, in default with respect to such Indebtedness and no waiver of default is currently in effect.  The Company Group has no Knowledge of any facts or circumstances which lead it to believe that any member of the Company Group will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Initial Closing, and upon the Second Closing, within one year from the Second Closing.

3.16

Material Contracts.

(a)

Schedule 3.16(a) of the Disclosure Schedule contains a complete and accurate list of all Material Contracts to which a Company Group member is a party or bound.  For purposes of this Agreement, “Material Contract” means: (i) any Project Contract, (ii) any Contract with Yingfeng (“Yingfeng Contract”) or any other Person with arrangements similar to that of between Yingfeng and the Company Group, (iii) any Contract for the furnishing of services or products to or by any member of the Company Group pursuant to which such member of the Company Group is likely to pay to another Person or receive from another Person more than US$100,000 in the aggregate, (iv) any Contract that is a joint venture, partnership or other agreement (however named) involving a sharing of profits, losses, costs, or liabilities; (v) any contract with a Related Party; (vi) any Contracts that are licensing agreements or other agreements with respect to Intellectual Property; or (vii) any Contract containing covenants that purport to restrict the business activity of any member of the Company Group, or limit in any material respect the freedom of any member of the Company Group to engage in any line of business that it is currently engaged in or proposes to engage in, to compete in any material respect with any entity or to obligate in any material respect any member of the Company Group to share, license or develop any product or technology.

(b)

All of the Material Contracts are valid, subsisting, in full force and effect and binding upon the applicable member of the Company Group and to the other parties thereto.

(c)

Each member of the Company Group has in all material respects satisfied or provided for all of its liabilities and obligations under the Material Contracts requiring performance prior to the date hereof, is not in default in any material respect under any Material Contract, nor does any condition exist that with notice or lapse of time or both would constitute such a default.  No member of the Company Group is aware of any material default thereunder by any other party to any Material Contract or any condition existing that with notice or lapse of time or both would constitute such a material default, or give any Person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, a Material Contract.

(d)

No member of the Company Group has given to or received from any Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or material breach of, or material default under, any Material Contract.

(e)

With respect to each Material Contract to which it is a party, each member of the Company Group has taken all necessary corporate actions, fulfilled all conditions and otherwise taken all other actions required by applicable Laws to (a) enter into, execute, adopt, assume, issue, and deliver such Material Contract, and (b) perform its obligations pursuant to the respective terms and conditions of such Material Contract.

(f)

Each of the Material Contracts does not (a) result in a violation or breach of any provision of, the respective Charter Documents of any member of the Company Group, or (b) result in a material breach of, or constitute a material default under, or result in the creation or imposition of, any Lien pursuant to which any member of the Company Group is a party or by which any member of the Company Group or any of their properties is bound, or (c) result in a breach of any Laws to which any member of the Company Group is subject to or by which any member of the Company Group or any of their respective properties is bound.

3.17

Compliance with Laws.

(a)

Each member of the Company Group is in compliance with all Laws or regulations that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties.

(b)

No event has occurred and no circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of such member to comply with, any Law or regulation, or (ii) may give rise to any obligation on the part of a member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(c)

No member of the Company Group has received any notice from any Governmental Authority regarding (i) any actual, alleged, possible or potential material violation of, or material failure to comply with, any Law, or (ii) any actual, alleged, possible or potential material obligation on the part of such member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(d)

Neither any member of the Company Group nor any of its respective officers, directors or representatives has (i) made, directly or indirectly, any payment, loan or gift of any money, or anything of value to, or for the use of, any government official (including an official of a government-owned or controlled entity), any political party or official, or any candidate for political office, or any other person where it knew or had reason to know that such payment, loan or gift would be given directly or indirectly to any government official or political party or official candidate, and it has not taken any action or made any payment (including promises to take action or make payments) for the purpose of inducing any of the foregoing persons to do any act to make any decisions in his or its official capacity (including a decision to fail to perform his or its official function) or use his or its influence with a government or instrumentality in order to affect any act or decision of such government or instrumentality in order to assist any member of the Company Group or any Investor or their respective Affiliates in obtaining or retaining any business or to obtain an unfair competitive advantage or which may cause any member of the Company Group or any Investor or their respective Affiliates to be in violation of, the FCPA or similar laws and regulations, or (ii) established or maintained any fund or assets in which any member of the Company Group has proprietary rights that have not been recorded in its books and records of such member of the Company Group.

3.18

Environmental and Safety Laws.  Each member of the Company Group (a) is in compliance with any and all currently applicable foreign, federal, state, national, provincial, and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (c) has not received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (d) no member of the Company Group has Knowledge of any facts which would give rise to any claim, public or private, against it of violation of Environmental Laws arising out of the operations of the Company and its Subsidiaries; and (e) no member of the Company Group has stored any hazardous materials on real properties now or formerly owned, leased or operated by any of them, and has not disposed of any hazardous materials, in a manner contrary to any Environmental Laws.

3.19

Title; Liens; Permits.

(a)

The members of the Company Group have good and marketable title to all the tangible properties and assets reflected in their books and records, whether real, personal or mixed, purported to be owned by the Company Group, free and clear of any Liens, other than Permitted Liens.  With respect to the tangible property and assets that are leased by any the Company, each member of the Company Group is in compliance in all material respects with such leases and holds a valid leasehold interest free of any Liens, other than Permitted Liens.  Each member of the Company Group owns or leases all tangible properties and assets necessary to conduct in all material respects their respective business and operations as presently conducted.

(b)

Each member of the Company Group has all material franchises, authorizations, approvals, permits, certificates and licenses, including without limitation any special approval or permits required under the Laws of the PRC (“Permits”) necessary for its respective business and operations as now conducted or planned to be conducted under the Company Group’s business plan and current budget.  No member of the Company Group is not in default under any such Permit.

3.20

Compliance with Other Instruments.  No member of the Company Group is in violation, breach or default of its Charter Documents.  The execution, delivery and performance by each member of the Company Group of and compliance with each of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (a) the Charter Documents of any member of the Company Group, (b) any Material Contract, (c) any judgment, order, writ or decree or (d) any Law.

3.21

Related Party Transactions.

(a)

Except otherwise disclosed in Schedule 3.21(a) of the Disclosure Schedule, no officer, director or employee of any member of the Company Group or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any of them (each of the foregoing, a “Related Party”), has any agreement, understanding, proposed transaction with, or is indebted to, any member of the Company Group, nor is any member of the Company Group indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, reimbursable expenses or other standard employee benefits).  Except otherwise disclosed in the Schedule 3.21(a) of the Disclosure Schedule, no Related Party has any direct or indirect ownership interest in any firm or corporation (other than a member of the Company Group) with which a member of the Company Group is affiliated or with which a member of the  Company Group has a business relationship, or any firm or corporation (other than a member of the Company Group) that competes with any member of the Company Group (except that Related Parties may own less than 1% of the stock of publicly traded companies that engage in the foregoing).  No Related Party has any interest, either directly or indirectly, in: (i) any Person which purchases from or sells, licenses or furnishes to a member of the Company Group any goods, property, intellectual or other property rights or services; or (ii) any Contract to which a member of the Company Group is a party or by which it may be bound or affected.

(b)

Except as expressly contemplated in the Yingfeng Contracts, there are no facilities, services, assets or properties shared with any other entity which is not a member of the Company Group, which are used in connection with the business of the Company Group.

3.22

Intellectual Property Rights.

(a)

The members of the Company Group own or otherwise has the sufficient right or license to use all Intellectual Property necessary for its business as currently conducted without any violation or infringement of the rights of others, free and clear of all Liens other than Permitted Liens.  Schedule 3.22(a) of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property owned, licensed to or used by the Company Group, whether registered or not, and a complete and accurate list of all licenses granted by the members of the Company Group to any third party with respect to any Intellectual Property.  There is no pending or, to the Knowledge of the Company Group, threatened, claim or litigation against any member of the Company Group, contesting the right to use its Intellectual Property, asserting the misuse thereof, or asserting the infringement or other violation of any Intellectual Property of any third party.  All material inventions and material know-how conceived by employees of the Company Group, including without limitation the Principal Shareholders, and related to the businesses of the Company Group are “works made for hire”, and all right, title, and interest therein, including any applications therefore, have been transferred and assigned to, and are currently owned by, the Company Group.

(b)

No proceedings or claims in which any member of the Company Group alleges that any person is infringing upon, or otherwise violating, any member of the Company Group’s Intellectual Property rights are pending, and none has been served, instituted or asserted by any member of the Company Group.

(c)

None of the Key Employees of any member of the Company Group is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company Group or that would conflict with the business of the Company Group as presently conducted.  It will not be necessary to utilize in the course of the Company Group’s business operations any inventions of any of the respective employees of the Company Group made prior to their employment by the Company Group, except for inventions that have been validly and properly assigned or licensed to the Company Group as of the date hereof.

(d)

The members of the Company Group have each taken all security measures that in the judgment of the Company Group are commercially prudent in order to protect the secrecy, confidentiality and value of their respective Intellectual Property.

3.23

Labor Agreements and Actions.

(a)

None of the members of the Company Group are aware that any Key Employee, or that any group of employees of the members of the Company Group, intends to terminate their employment with the members of the Company Group, nor do the members of the Company Group have a present intention to terminate the employment of any of the foregoing.  Other than as set forth in Schedule 3.23(a) of the Disclosure Schedule, the employment of each employee of the members of the Company Group is terminable at will.

(b)

No member of the Company Group is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employment compensation agreement other than those set forth in Schedule 3.23(b) of the Disclosure Schedule.  The members of the Company Group have complied with all applicable Laws related to employment, and, to the Knowledge of the Company Group, none of the members of the Company Group have any union organization activities, threatened or actual strikes or work stoppages or material grievances.  None of the members of the Company Group are bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, other than as set forth in Schedule 3.23(b) of the Disclosure Schedule.  Each member of the Company Group maintains, and has fully funded, any pension plan and any other labor-related plans that it is required by Law or by Contract to maintain.  Each member of the Company Group is in compliance with any Law relating to its provision of any form of social insurance (“Social Insurance”), and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Law.

3.24

Benefit Plans.

(a)

Schedule 3.24 of the Disclosure Schedule contains a true and complete list of each and every written, unwritten, formal or informal, funded or unfunded plan, agreement, contract, program, policy, or other arrangement involving direct or indirect compensation (other than workers’ compensation, unemployment compensation and other government programs), employment, consulting, retirement benefits, bonuses, supplemental unemployment benefits, severance benefits, deferred compensation, performance awards, stock or stock-related awards, other forms of incentive compensation, welfare benefits, fringe benefits or other employee benefits of any kind, entered into, maintained, contributed to, or required to be contributed to, by the Company, or any of its Subsidiaries with or for the benefit of any current or former employee, consultant or director, including, without limitation, the Management Incentive Plan (collectively, the “Employee Plans”).  The Company has delivered or made available to the Investors a true, correct or complete copy of each Employee Plan (or, in the case of any unwritten plan, a description thereof) and related trust documents and amendments thereto. Neither the Company, any of its Subsidiaries or any other Person under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder (each, an “ERISA Affiliate”) sponsors, maintains, administers, contributes to or has any liability with respect to any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and none of the Employee Plans covers any employee residing or working in the United States other than the Management Incentive Plan.  Neither the Company, any of its Subsidiaries nor any ERISA Affiliate has ever sponsored, maintained, administered, contributed to, or has had any liability with respect to any Employee Plan which is or has been subject to Title IV of ERISA or Code Section 412 or ERISA Section 302, including without limitation any “multiemployer plan” (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA).

(b)

Each Employee Plan has been established and maintained, in all material respects, in accordance with its terms and all applicable Law.  All material contributions, reserves, premium payments or other payments required to be made or accrued as of the date hereof with respect to each Employee Plan has been timely made or accrued.

(c)

The execution of this Agreement and the consummation of the Transactions (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (1) entitle any Person to any payment, forgiveness of indebtedness, vesting, distribution, or increase in benefits under or with respect to any Employee Plan (including, without limitation, any “change of control” or similar type payments), (2) otherwise trigger any acceleration (of vesting or payment of benefits or otherwise) under or with respect to any Employee Plan, or (3) trigger any obligation to fund any Employee Plan. For purposes of the foregoing sentence, the term “payment” shall include (without limitation) any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.

(d)

No Employee Plan provides post-termination of employment or retiree life insurance, health or other employee welfare benefits to any current or former employee or director of the Company or any of its Subsidiaries, except as may be required by applicable Law.

3.25

Budget and Business Plan.  The budget and business plan delivered to the Investors pursuant to Section 6.11 was prepared in good faith based upon assumptions and projections which the Company Group believes are reasonable and not misleading.

3.26

 Obligations of Management.  Each Key Employee of the Company Group is currently devoting substantially all of his or her business time to the conduct of the business of the Company.  No Key Employee is, to the Knowledge the Company Group, planning to work less than full time at the Company in the future.  No Key Employee is currently working or, to the Knowledge of the Company Group, plans to work for any other Person that competes with the Company Group, whether or not such Key Employee is or will be compensated by such Person.

3.27

Certain Securities Law Representations.

(a)

Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4, the offer, sale and issuance of the Shares, the Notes, and the Conversion Shares issuable upon the conversion thereof (the “Purchased Securities”), as contemplated by the Transaction Documents, are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act, the Trust Indenture Act of 1939, as amended and any applicable securities Laws.

(b)

None of the Company, its Subsidiaries, their respective Affiliates, or any Person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Purchased Securities in a manner or under circumstances that would require the registration of the Purchased Securities under the Securities Act.

(c)

None of the Company, its Subsidiaries, their respective Affiliates, or any Person acting on its or their behalf (other than the Investors, its Affiliates or persons acting on their behalf, as to whom the Company makes no representation) has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Purchased Securities; and each of the Company, its Subsidiaries, their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(d)

None of the Company or its Subsidiaries has and no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Purchased Securities, (b) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Purchased Securities, or (c) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or its Subsidiaries.

3.28

Investment Company.  The members of the Company Group are not, and as a result of the offer and sale of the Purchased Securities contemplated herein will not be, required to register as an “investment company” under, and as such term is defined in, the U.S. Investment Company Act of 1940, as amended, in connection with or as a result of the offer and sale of the Purchased Securities.

3.29

Discontinued Business.  There are no liabilities, obligations, or Indebtedness, whether under Contract or otherwise, relating to the Company Group’s now-discontinued business of mobile phone distribution and information value-added services.

3.30

Disclosure.  The Company has provided Investors with all the information regarding the members of the Company Group requested by the Investors for deciding whether to purchase the Shares. No representation or warranty of the members of the Company Group contained in this Agreement or any certificate furnished or to be furnished to the Investors at the Closings under this Agreement, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  Except as set forth in this Agreement or the Disclosure Schedule, there is no fact that the Company has not disclosed to the Investors in writing and of which any of its officers, directors or executive employees is aware and that has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of any member of the Company Group.

4.

Representations and Warranties of the Investors.  Each Investor hereby represents and warrants to the Company Group, that:

4.1

Status.  The Investor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation.

4.2

Authorization.  The Investor has full power and authority to enter into this Agreement and each of the Transaction Documents Agreements to which it is a party, and this Agreement and each of the Transaction Documents to which it is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable against it in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Shareholders Agreement may be limited by applicable securities Laws.

4.3

Purchase for Own Account.  The Purchased Securities to be received by the Investor, if any, will be acquired for investment purposes for the Investor’s own account or the account of one or more of the Investor’s Affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor does not have any present intention of selling, granting any participation in, or otherwise distributing the same.

4.4

Disclosure of Information.  The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Securities.  The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company regarding the terms and conditions of the offering of the Shares and relating to the business, finances and operations of the members of the Company Group.  Notwithstanding the foregoing, each Party acknowledges and agrees that the foregoing shall not in any way limit, reduce or affect the representations and warranties provided by Company Group in this Agreement or the right of the Investor to rely thereon.

4.5

Investment Experience.  The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  If other than an individual, the Investor also represents it has not been organized for the purpose of acquiring the Shares.

4.6

Regulation S.

(a)

The Investor is not a “U.S. Person” (as defined in Rule 902 of Regulation S under the Securities Act) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Purchased Securities in any country or jurisdiction where action for that purpose is required.  The Investor is not acquiring the Purchased Securities for the account or benefit of any U.S. persons except in accordance with exemption from registration requirements of the Securities Act or in a transaction not subject thereto.

(b)

The Investor (i) agrees that it will not offer, sell or otherwise transfer any of the Purchased Securities nor, unless in compliance with the Securities Act, engage in hedging transactions involving such Purchased Securities on or prior to the date which is one year after the later of the date of the commencement of the offering and the date of original issuance and such later date, if any, as may be required by applicable law, except (A) to the Company, (B) pursuant to a registration statement that has been declared effective under the Securities Act, (C) for so long as any Purchased Securities is eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) pursuant to offers and sales to Persons who are not “U.S. Persons” (within the meaning of Regulation S) that occur outside the United States within the meaning of Regulation S, or (E) pursuant to any other available exemption from the registration requirements of the Securities Act, and (ii) agrees that it will give to each Person to whom such Note is transferred a notice substantially to the effect of this paragraph.

(c)

No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Investor or any of its representatives in connection with the offer and sale of any of the Purchased Securities.

4.7

Restricted Securities.  The Investor understands that the Purchased Securities are characterized as “restricted securities” under U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Investor understands that the Purchased Securities have not been qualified or registered under the Laws of any other jurisdiction and therefore may be viewed as restricted securities under any or all of such other applicable securities Laws.

4.8

Legends.  The Investor understands that the certificates evidencing the Purchased Securities issued pursuant to this Agreement may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE (A) ABSENCE OF (I) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR (II) AN OPINION OF COUNSEL TO THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (B) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144 OF THE SECURITIES ACT.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

5.

Conditions of the Investors’ Obligations at the Initial Closing.  The obligations of the Investors to consummate the Initial Closing under Section 2.1(a) of this Agreement, unless otherwise waived in writing by the Investors, are subject to the fulfillment on or before the Initial Closing of each of the following conditions:

5.1

Representations and Warranties.  Except as set forth in the Disclosure Schedule, each of the representations and warranties of the Company Group contained in Section 3 shall be true, complete and not misleading when made, and shall be true, complete and not misleading on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except in either case for those representations and warranties (a) that already contain any materiality qualification, which representations and warranties, to the extent already so qualified, shall instead be true, complete and not misleading in all respects as so qualified as of such respective dates and (b) that address matters only as of a particular date, which representations will have been true, complete and not misleading in all material respects (subject to clause (a) of this Section 5.1) as of such particular date.

5.2

No Material Adverse Effect.  Since the date of this Agreement there shall not have been or occurred any Material Adverse Effect in respect of any member of the Company Group.

5.3

Performance.  The Company Group and each of the Principal Shareholders shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by such Parties, on or before the applicable Closing.

5.4

Authorizations.  The Company Group shall have obtained all authorizations, approvals, waivers, Permits or filings of any Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and each of the other Transaction Documents, including without limitation any filings, authorizations, approvals, waivers or Permits that are required in connection with the lawful issuance of the the First Note (in the case of the Initial Closing), the Shares (in the case of the Second Closing) and the Second Note (in the case of the Third Closing), as applicable, pursuant to this Agreement and all such filings, authorizations, approvals, waivers and Permits shall be effective as of applicable Closing.

5.5

No Restraints.  No court of competent jurisdiction or other Governmental Authority shall have issued any judgment to, and no Person shall have instituted any action seeking to, enjoin, restrain or otherwise prohibit the consummation of the Transactions.

5.6

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions to be contemplated at applicable Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of the Company and the other members of the Company Group, as applicable, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, shall have been completed in form and substance satisfactory to the Investors, and the Investors shall have received all such counterpart original or other copies of such documents as it may reasonably request.

5.7

Transaction Documents.  Each of the parties to the Shareholders Agreement, the Share Pledge Agreement, and the Registration Rights Agreement (other than the Investors) shall have executed and delivered such agreements to the Investors.

5.8

Opinions of Counsel.  The Investors shall have received:

(a)

from Shaanxi Zhiben Law Firm, special People’s Republic of China counsel for the Company, an opinion, dated as of the closing, in substantially the form attached hereto as Exhibit F-1; and

(b)

from Bernard & Yam LLP, special corporate counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit F-3.

5.9

Completion of Due Diligence.  The Investors shall have completed all financial, business and legal due diligence required by it with respect to the transactions contemplated by this Agreement and the other Transaction Documents, and the results of such due diligence shall have been satisfactory to such Investors.

5.10

Budget and Business Plan.  The Investors shall have received from the Company a definitive budget and business plan (“Business Plan”), in form and substance satisfactory to the Investors.

5.11

Investment Committee Approval.  The investment committee of the Investors shall have approved the execution of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

5.12

Employment Agreements with Key Employees.  The Company shall have delivered to the Investors copies of duly executed full-time employment agreements between the Company (and/or TCH) and each Key Employee, containing, among other things, provisions regarding the term of employment, non-competition, confidentiality and invention assignment, each in form and substance satisfactory to the Investors.

5.13

Confidentiality and Invention Assignment Agreements.  The Company shall have delivered to the Investors copies of duly executed confidentiality and invention assignment agreements between the Company and each of the officers, employees and consultants of the Company, each in form and substance satisfactory to the Investors.

5.14

Management Incentive Plan.  The Company shall have established the Management Incentive Plan providing for, among other things, the issuance of no more than 15% of the current issued and outstanding shares of Common Stock of the Company.

5.15

Closing Certificates.  The chief executive officer or president of each member of the Company Group shall have executed and delivered to the Investors at the applicable Closing a certificate dated as of the applicable Closing (i) stating that the conditions specified in this Section 5 have been fulfilled or satisfied (including, for the avoidance of doubt, a “bringdown” as of the applicable Closing to the effect of Sections 5.1(a), (b) and (c)) , and (ii) attaching thereto (a) the Charter Documents of such member of the Company Group as then in effect, (b) copies of all resolutions approved by the shareholders and boards of directors of such member of the Company Group related to the transactions contemplated hereby (as applicable), and (c) good standing certificates with respect to such member of the Company Group from the applicable authority(ies) dated no more than five (5) days prior to the applicable Closing.

6.

Conditions of the Investors’ Obligations at the Second Closing.  The obligations of the Investors to consummate the Second Closing under Section 2.1(b) of this Agreement, unless otherwise waived in writing by the Investors, are subject to the fulfillment on or before the Second Closing of each of the following conditions:

6.1

Project Contracts.  TCH shall have entered into final, binding and definitive  Project Contracts for the acquisition of following projects:  (a) 瑞丰发电, (b) 宣威宇恒余热, (c) 石横TRT1, (d) 石横TRT2, (e) 石横燃气 (the “Final Project Contracts”), each in form and substance satisfactory to the Investors; it being understood that any underlying project contract between Yingfeng and such customer shall be terminated and any related joint cooperation or entrustment agreement, if any, between TCH and Yingfeng terminated.

6.2

SAFE Circular 75 Registration. The Company and each of the Principal Shareholders and other shareholders of the Company who are subject to SAFE Circular 75 (as defined below) shall have completed such registration to the satisfaction of the Investors in compliance with the Circular of the State Administration of State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engaging in Financing and in Return Investment via Overseas Special Purpose Vehicles (“SAFE Circular 75”) promulgated by the State Administration of Foreign Exchange, on October 21, 2005 and effective as of November 1, 2005, as well as the relevant implementing rules of SAFE Circular 75.

6.3

Establishment of Joint Venture.  The Company shall have established a new subsidiary named Xingtai Huaxin Energy Technology Development Co., Ltd. (邢台华新能源技术开发有限公司), a joint venture between TCH and Xingtai Xinguang Engineering Technology Co., Ltd. (邢台新光工程技术有限责任公司), which will hire all the current employees of Xingtai Xinguang Engineering Technology Co., Ltd. (邢台新光工程技术有限责任公司),  by executing employment agreements, in form and substance satisfactory to the Investors.

6.4

Zheng Transaction Payment.  In connection with the issuance of Common Stock to Hanqiao Zheng pursuant to that Common Stock Purchase Agreement in respect of the Zheng Transactions, the first and second payment installment thereunder shall have been paid to the Company.

6.5

Opinion of Nevada Counsel.  The Investors shall have engaged and received from special Nevada counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit F-2.

6.6

IP License Agreement with Gaozuo Zhang.  TCH has entered into a license agreement with Mr. Gaozuo Zhang (张高佐）with respect to certain technologies owned by Mr. Gaozuo Zhang related to the business of the Company, in a form satisfactory to the Investors.

6.7

Performance.  All of the conditions of the Initial Closing pursuant to Section 5 above shall have been fulfilled or satisfied, unless waived in writing by the Investors.

6.8

Closing Certificates.  The chief executive officer or president of each member of the Company Group shall have executed and delivered to the Investors at the Second Closing a certificate dated as of such Closing (i) stating that the conditions specified in this Section 6 have been fulfilled or satisfied (including, for the avoidance of doubt, a “bring down” as of the date of the Second Closing to the effect of Sections 5.1(a), (b) and (c)).

7.

Conditions of the Investors’ Obligations at the Third Closing.  The obligations of the Investors to consummate the Third Closing under Section 2.2 of this Agreement, unless otherwise waived in writing by the Investors, are subject to the fulfillment on or before the Third  Closing of each of the following conditions:

7.1

Project Contracts.  TCH shall have acquired and shall have been transferred the projects (including all assets, permits and工商注册) in respect of the Final Project Contracts for the applicable customer, such acquisition and transfer upon terms and conditions satisfactory to the Investors,

7.2

Zheng Transaction Payment.  In connection with the issuance of Common Stock to Hanqiao Zheng pursuant to that Common Stock Purchase Agreement in respect of the Zheng Transactions, the third payment installment thereunder shall have been paid to the Company.

7.3

Performance.  All of the conditions of the Initial Closing and Second Closing pursuant to Section 5 and Section 6 above shall have been fulfilled or satisfied, unless waived in writing by the Investors.

7.4

Closing Certificates.  The chief executive officer or president of each member of the Company Group shall have executed and delivered to the Investors at the Second Closing a certificate dated as of such Closing (i) stating that the conditions specified in this Section 7  and Section have been fulfilled or satisfied (including, for the avoidance of doubt, a “bring down” as of the date of the Second Closing to the effect of Sections 5.1(a), (b) and (c)).

8.

Conditions of the Company’s Obligations at each Closing.  The obligations of the Company to consummate the each Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the conditions that (i) the representations and warranties of the Investors contained in Section 4 shall be true, complete and not misleading in all material respects when made, and shall be true, complete and not misleading in all material respects on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing and (ii) the Investors shall have paid the First Note Purchase Price (in the case of the First Closing), the Shares Purchase Price (in the case of the Second Closing) and the Second Note Purchase Price (in the case of the Third Closing), each as contemplated in Section 2.2 hereof. For the avoidance doubt, the obligation of the Company to consummate the transactions under each Closing shall not be relieved or modified by any waiver by the Investors of the applicable closing conditions set forth in Section 5 through Section 7.

9.

Confidentiality.

9.1

Confidentiality.

(a)

Disclosure.  The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, and all information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties in connection with the transactions, including any information relating to the business, markets, financial data of such Party or its Affiliates (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

(b)

Permitted Disclosures.  Notwithstanding the foregoing, the Company and each Investor may disclose (a) the Confidential Information to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 9.1, (b) such Confidential Information as is required to be disclosed pursuant to routine examination requests from Governmental Authorities with authority to regulate such Party’s operations, in each case as such Party deems appropriate in its sole discretion, and (c) the Confidential Information to any Person to which disclosure is approved in writing by the other Parties hereto.  Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 9.1(c) below.

(c)

Legally Compelled Disclosure; SEC Disclosure.  Except as set forth in Section 9.1(b) above, in the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws and regulations of any jurisdiction) to disclose the existence of this Agreement, such party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure.  At the request of any other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.  Notwithstanding the foregoing, the Parties agree and acknowledge that certain public disclosure or filings may be required by applicable securities Law with respect to the transactions contemplated by the Transaction Documents, and the Parties agree to consult with one another and agree upon the form and substance of such announcement or filing prior to making such announcement or filing.  No later than the later of (i) the day following the Initial Closing and (ii) the Business Day following the clearance for the announcement of the Initial Closing in the United States, the Company shall file a Form 8-K announcing the Initial Closing of the transactions contemplated hereby and the material terms thereof, which must be reviewed and consented to by the Investors prior to the filing.

(d)

Other Exceptions.  Notwithstanding any other provision of this Section 9.1, the confidentiality obligations of the Parties shall not apply to:  (i) information which a restricted party learns from a third party which the receiving party reasonably believes to have the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

10.

Termination.

10.1

Termination by Investors.  The Investors may terminate this Agreement at any time prior to any Closing by written notice to the Company if any of the following has occurred:

(a)

any Material Adverse Effect that, in the Investors’ reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Shares or any of the Notes on the terms and in the manner contemplated in this Agreement, or (ii) impair the investment quality of any of the Purchased Securities;

(b)

if any court of competent jurisdiction or other Governmental Authority shall issue any judgment or take such other action enjoining, restraining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

(c)

the failure of any member of the Company Group to satisfy the conditions contained in Sections 6, 7, 8 hereof (including, for the avoidance of doubt, the breach, inaccuracy or incompleteness of any representation or warranty such that the condition contained in Section 6.1 would not be satisfied) on or prior to, in the case of the Initial Closing, November 16, 2007, in the case of the Second Closing, within sixty (60) days of the Initial Closing, and in the case of the Third Closing, within one hundred and twenty (120) days of the Initial Closing;

(d)

any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States, the European Union, the Peoples’ Republic of China or Hong Kong (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States, the European Union, the Peoples’ Republic of China or Hong Kong could be reasonably expected to make it, in the Investors’ sole judgment, impracticable or inadvisable to proceed with the consummation of the transactions on the terms and in the manner contemplated in this Agreement;

(e)

suspension of trading in the Common Stock by the OTC Bulletin Board;

(f)

the enactment, publication, decree or other promulgation after the date hereof of any applicable Law that could be reasonably expected to have a Material Adverse Effect; or

(g)

the declaration of a banking moratorium by any federal or New York state Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that could reasonably be expected to have a material adverse effect on the financial markets in the United States, European Union, the Peoples’ Republic of China, Hong Kong or elsewhere.

10.2

Termination by the Company.  The Company may terminate this Agreement at any time prior to any Closing by written notice to the Purchaser based upon the Purchaser’s intentional breach of its representations, warranties, covenants and obligations under this Agreement.

10.3

Effect of Termination.  In the event that this Agreement is terminated pursuant to this Section 10, and if:

(a)

the termination occurs before the First Closing, then this Agreement shall immediately terminate, become void and have no effect, without any liability or obligation on the part of any party to this Agreement; or

(b)

the termination occurs before the Second Closing, then the obligations of the terminating party to consummate the Second Closing and the Third Closing shall immediately terminate, and this Agreement, as it pertains to the Second Closing and Third Closing (and the Shares and the Second Note, respectively), shall be deemed void and have no effect (it being understood that the representations, warranties, covenants, agreements and obligations of the parties in respect of the First Closing  (and the First Note) shall survive);

(c)

the termination occurs before the Third Closing, then the obligations of the terminating party to consummate the Third Closing shall immediately terminate, and this Agreement, as it pertains to the Third Closing (and the Second Note), shall be deemed void and have no effect (it being understood that the representations, warranties, covenants, agreements and obligations of the parties in respect of the First Closing and the Second Closing  (and the First Note and the Shares, respectively) shall survive);

Notwithstanding anything to the contrary in the foregoing, if this Agreement is terminated pursuant to Section 10.1 or 10.2 as a result of a material or intentional breach of any representation, warranty or covenant contained in this Agreement, nothing herein shall affect the non-breaching party’s right to damages and any other costs, expenses and losses on account of such other party’s breach, and any other remedies available in equity or at law.  Notwithstanding anything to the contrary in this Agreement, the provisions of Section 9.1  (Confidentiality), this Section 10.3 and Section 11 (Miscellaneous) shall survive any termination of this Agreement.

11.

Miscellaneous.

11.1

Survival.  The representations and warranties set forth under Section 3 and any covenants and agreements of the Company Group contained in or made pursuant to this Agreement shall survive each Closing, and such representations, warranties, covenants and agreements shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or any other Party hereto.

11.2

Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions.  This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Parties hereto, provided that each Investor may assign its rights and obligations to an Affiliate of such Investor without consent of the other Parties under this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.3

Indemnity.

(a)

Each of the members of the Company Group hereby agrees to jointly and severally indemnify and hold harmless each Investor, and such Investor’s employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by such Investor, or such Investor’s employees, Affiliates, agents and assigns, directly or indirectly, as a result of, or based upon or arising from any (i) inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the members of the Company in or pursuant to this Agreement or any of the other Transaction Documents, (ii) the Zheng Transactions, and (iii) compliance with SAFE by the Company or any of its shareholders.

(b)

Any Party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall give written notice to the party required to provide indemnity hereunder (the “Indemnifying Party”).

(c)

If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity under this Section 11.3.  If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.

(d)

This Section 11.3 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

11.4

Tax and Social Insurance Expenses.  Notwithstanding Section 11.3, each member of the Company Group shall, jointly and severally, pay the full amount of any losses, liabilities, damages, liens, penalties, costs and expenses, associated with any failure by the Company Group to pay any taxes or social insurance contributions owed by it prior to the Closing.

11.5

Governing Law.  This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflicts of law thereunder.

11.6

Dispute Resolution.

(a)

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute.  Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(b)

If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(c)

The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration.  There shall be one (1) arbitrator selected by the Company and the Investors.  If the arbitrator has not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

(d)

The arbitration proceedings shall be conducted in English.  The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the commencement of the arbitration.  However, if such rules are in conflict with the provisions of this Section 11.6, including the provisions concerning the appointment of arbitrators, the provisions of this Section 11.6 shall prevail.

(e)

Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f)

The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

(g)

Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)

During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i)

The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

11.7

Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 11.7):

If to the Company, to:

Room 909, Tower B

Chang’an Metropolis Center

No. 88 Nanguanzheng Street

Xi’an 710068, China

Attention: Guangyu Wu, Chief Executive Officer

Tel: +86 (29) 8765-1096

Fax: +86 (29) 8765-1099

with a copy to:

Bernard & Yam, LLP

401 Broadway, Suite 1501

New York, NY 10013

Attention: Bin Zhou

Tel: 1 (212) 219-7783

Fax: 1 (212) 219-3604

If to the Investors, to:

Carlyle Asia Investment Advisors Limited

2202-2207A, Plaza 66

1266 Nanjing Xi Road

Shanghai  200040, P.R.C.

Attention: Nicholas Shao

Tel: +86 (21) 6103-3266

Fax: +86 (21) 6103-3220

with a copy to:

O’Melveny & Myers LLP

Plaza 66, 37th Floor

1266 Nanjing Road West

Shanghai 200040, P.R.C.

Attention: Portia Ku

Tel: + 86 (21) 2307-7000

Fax: + 86 (21) 2307-7300

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

11.8

Fees and Expenses.  The Company shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.  The Company shall pay or reimburse all reasonable costs and expenses incurred or to be incurred by the Investors which shall include all expenses and costs, including out-of-pocket expenses and third party consulting or advisory expenses incurred in connection with the transactions contemplated by the Transaction Documents, including without limitation, legal fees and expenses, up to a maximum of US$400,000.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and expenses in addition to any other relief to which such party may be entitled.

11.9

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.10

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

11.11

No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

11.12

Rights Cumulative.  Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

11.13

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

11.14

No Presumption.  The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.  If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

11.15

Headings and Subtitles; Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  Unless a provision hereof expressly provides otherwise:  (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies).

11.16

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

11.17

No Commitment for Additional Financing.  The Company acknowledges and agrees that Investors has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares and the Notes as set forth herein and subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by Investors or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by Investors or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Investors and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  The Investors shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

11.18

Entire Agreement.  This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.  For the avoidance of doubt, this Agreement shall be deemed to terminate and supersede the provisions of any term sheet, letter of intent, memorandum of understanding, confidentiality  and nondisclosure agreement, or other agreement executed between any Investor and the Company prior to the date of this Agreement, none of which agreements shall continue.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY GROUP:

CHINA RECYCLING ENERGY CORPORATION

By: ____________________________

Name:

Title:

SIFANG HOLDINGS CO., LTD.

By: ___________________________

Name:

Title:

SHANGHAI TCH ENERGY TECHNOLOGY CO., LTD.

By: ___________________________

Name:

Title:

Signature page continued on next page

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INVESTORS:

For and on behalf of:

CARLYLE ASIA GROWTH PARTNERS III, L.P.

By: __________________________

Name:

Title:

For and on behalf of:

CAGP III CO-INVESTMENT, L.P.

By: ________________________

Name:

Title:

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